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                                                                    EXHIBIT 99.1

         In connection with the Quarterly Report of Form 10-Q of DAC Technologies Group International, Inc. (the "Company") for the quarter ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David A. Collins, Chief Executive Officer of the Company, certify that:

         o the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         o information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



         /s/ DAVID A. COLLINS
         --------------------------
         Chief Executive Officer

Date:    November 14, 2002